UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): July 5, 2005

Commission File Number 0-50626

XCYTE THERAPIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1707622
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1124 Columbia Street, Suite 130

Seattle, Washington 98104

(Address of principal executive offices and zip code)

(206) 262-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	On July 5, 2005, Xcyte Therapies, Inc. (“Xcyte”) announced the transition of Ron Berenson, M.D. from President and CEO to Director of Xcellerate Research and Development. Ron will continue as a member of Xcyte’s Board of Directors. A copy of Xcyte’s press release announcing this transition is attached hereto as Exhibit 99.1 and incorporated into this Form 8-K by reference.

(c)	On July 5, 2005, Xcyte announced that Robert Kirkman, M.D., Xcyte’s former Chief Business Officer and Vice President, has been appointed Acting President and Chief Executive Officer of Xcyte. The principal terms of Dr. Kirkman’s employment are summarized in the Company’s proxy statement for its 2005 annual meeting of stockholders filed with the SEC on April 29, 2005 and his employment agreement dated January 15, 2004 was previously filed as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-109653), originally filed with the SEC on October 10, 2003 as amended and such terms are incorporated into this Form 8-K by reference.

Robert Kirkman, M.D., has served as our Vice President and Chief Business Officer since January 2004. Prior to joining us, Dr. Kirkman held the position of Vice President of Business Development and Corporate Communications at Protein Design Labs, Inc. from July 1998 to August 2003. Prior to that, Dr. Kirkman served as Chief of the Division of Transplantation at Brigham and Women’s Hospital, and as an Associate Professor of Surgery at Harvard Medical School. Dr. Kirkman received a B.A. in Economics from Yale University and an M.D. from Harvard Medical School. He is a Fellow of the American College of Surgeons.

A copy of Xcyte’s press release announcing this appointment is attached hereto as Exhibit 99.1 and incorporated into this Form 8-K by reference.

Item 8.01. Other Events.

On July 5, 2005, Xcyte issued a press release announcing that it has implemented a plan to identify and evaluate its strategic options. Xcyte has retained the investment bank SG Cowen & Co. to advise and assist its Board of Directors during this process. A copy of Xcyte’s press release is attached hereto as Exhibit 99.1 and incorporated into this Form 8-K by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1 Press	Release of Xcyte Therapies, Inc. dated July 5, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCYTE THERAPIES, INC.

By:	/s/ Kathi L. Cordova
Kathi L. Cordova
Duly Authorized Officer of Registrant Senior Vice President of Finance and Treasurer

Date: July 7, 2005

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